    As filed with the Securities and Exchange Commission on September 6, 2001
                                                      Registration No. 333-82325
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ______________________
                           WYNDHAM INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

                    Delaware                                  94-2878485
          (State or other jurisdiction                     (I.R.S. Employer
        of incorporation or organization)               Identification Number)

              1950 Stemmons Freeway                             75207
                   Suite 6001                                 (Zip Code)
                  Dallas, Texas
    (Address of principal executive offices)

                     Second Amendment and Restatement of the
                           Wyndham International, Inc.
                             1997 Incentive Plan and
                          Wyndham International Savings
                                & Retirement Plan
                            (Full title of the plan)

                                Fred J. Kleisner
                      President and Chief Executive Officer
                        1950 Stemmons Freeway, Suite 6001
                               Dallas, Texas 75207
                                 (214) 863-1000
                   (Name and address, including zip code, and
                     telephone number of agent for service)

                                    Copy to:
                            N. Kathleen Friday, P.C.
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         1700 Pacific Avenue, Suite 4100
                            Dallas, Texas 75201-4675
                                 (214) 969-2800

======================================================================================================================
                                   CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                            Proposed Maximum       Proposed Maximum       Amount o
         Title of Securities              Amount to be     Offering Price Per     Aggregate Offering    Registration
           to be Registered              Registered (1)           Share                  Price             Fee (2)
----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.01
per share ("Class A Common Stock")         20,000,000              N/A                    N/A                N/A
======================================================================================================================

(1) Issuable upon the exercise of options, the vesting of restricted unit awards or the exercise or the vesting of certain other awards pursuant to the Second Amendment and Restatement of the Wyndham International, Inc. 1997 Incentive Plan. This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment to the provisions of the Second Amendment and Restatement of the Wyndham International, Inc. 1997 Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2) The applicable registration fees were paid at the time of the filing of the initial registration statement.

================================================================================

                                EXPLANATORY NOTE
                                ----------------

          Wyndham International, Inc., a Delaware corporation (the "Registrant"), previously filed a Registration Statement on Form S-8 (File No. 333-82325) on July 6, 1999 (the "Prior Statement") registering shares of the Registrant's Class A Common Stock, par value $0.01 per share, issuable pursuant to the Registrant's 1997 Incentive Plan, as amended (the "Plan").

          The Registrant's board of directors and stockholders subsequently approved a Second Amendment and Restatement of the Plan (the "Amended Plan"). The Amended Plan made the following changes to the Plan:

     . Increased the Number of Shares Available for Awards. The number of shares of Class A Common Stock available for issuance pursuant to awards made under the Plan was increased to an amount equal to 10% of the outstanding Class A Common Stock determined on a fully diluted basis. For purposes of the Amended Plan, "fully diluted basis" means the assumed conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock, the assumed exercise of all outstanding stock options and the assumed conversion of all units of partnership interest in Patriot American Hospitality Partnership, L.P. and Wyndham International Operating Partnership, L.P. that are subject to redemption.

     . Permits Restricted Unit Awards. The Amended Plan permits the Registrant's compensation committee to provide in the agreement governing a restricted unit award that following a change in control in which the shares of Class A Common Stock are changed into or exchanged for a different kind of stock or other securities or cash or other property, the unvested portion of a restricted unit award shall thereafter upon vesting be settled in stock, other securities, cash or other property upon such terms and subject to such conditions as the compensation committee may determine.

     . Other Changes. The Amended Plan also (i) deleted certain provisions from the Plan that by their terms are no longer applicable to the Registrant following the restructuring of the Registrant in June 1999,
          (ii) added a provision requiring that the compensation committee, which administers the Plan, have at least two members, and (iii) made certain other minor changes to the Plan.

          This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed to amend the Prior Statement to reflect the changes contained in the Amended Plan. The applicable registration fees were paid at the time of the filing of the Prior Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         Wyndham International, Inc., a Delaware corporation (the "Registrant"), hereby incorporates by reference the following documents, which have previously been filed with the Securities and Exchange Commission:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

         2. The Annual Report for the Registrant's Employee Savings and Retirement Plan on Form 11-K for the year ended December 31, 2000;

         3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001, respectively;

         4. The description of the Registrant's Class A Common Stock contained in the Registration Statement on Form 8-A/A, dated August 11, 1999; and

         5. The description of the Registrant's Series C Junior Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A/A, dated August 11, 1999 and as amended on May 30, 2000.

         In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Registrant's Amended and Restated Certificate of Incorporation contains provisions that eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duties other than liabilities for breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit.

         Section 145 of the DGCL permits, and under certain circumstances requires, the Registrant to indemnify its directors, officers, employees, and agents subject to certain conditions and limitations. The Registrant's Amended and Restated Bylaws contain provisions to indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. In addition, the Registrant maintains officers' and directors' liability insurance that insures against liabilities that its officers and directors may incur in their respective capacities.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         See Index to Exhibits attached hereto.

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            [The remainder of this page is intentionally left blank.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 6, 2001.

                                        WYNDHAM INTERNATIONAL, INC.

                                        By: /s/ FRED J. KLEISNER
                                            ------------------------------------
                                            Fred J. Kleisner
                                            Chairman of the Board and Chief
                                            Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Wyndham International, Inc., hereby constitute and appoint Fred J. Kleisner as our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, any and all amendments related to this Post-Effective Amendment No. 1, and generally to do all such things in our names and in our capacities as directors and officers to enable Wyndham International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Post-Effective Amendment No. 1 and any and all amendments related thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on September 6, 2001.

Signature                                       Title
---------                                       -----


/s/ FRED J. KLEISNER                            Chairman of the Board and Chief
---------------------------------               Executive Officer (Principal
Fred J. Kleisner                                Executive Officer)


/s/ RICHARD A. SMITH                            Executive Vice President and
---------------------------------               Chief Financial Officer
Richard A. Smith                                (Principal Financial Officer and
                                                Principal Accounting Officer)


/s/ KARIM ALIBHAI                               Director
---------------------------------
Karim Alibhai


/s/ LEON D. BLACK                               Director
---------------------------------
Leon D. Black


/s/ LEONARD BOXER                               Director
---------------------------------
Leonard Boxer

/s/ NORMAN BROWNSTEIN                                  Director
-----------------------------------
Norman Brownstein


/s/ STEPHEN T. CLARK                                   Director
-----------------------------------
Stephen T. Clark


/s/ MILTON FINE                                        Director
-----------------------------------
Milton Fine


/s/ PAUL FRIBOURG                                      Director
-----------------------------------
Paul Fribourg


/s/ SUSAN T. GROENTEMAN                                Director
-----------------------------------
Susan T. Groenteman


/s/ THOMAS H. LEE                                      Director
-----------------------------------
Thomas H. Lee


/s/ ALAN M. LEVENTHAL                                  Director
-----------------------------------
Alan M. Leventhal


/s/ WILLIAM L. MACK                                    Director
-----------------------------------
William L. Mack


/s/ LEE S. NEIBART                                     Director
-----------------------------------
Lee S. Neibart


/s/ MARC J. ROWAN                                      Director
-----------------------------------
Marc J. Rowan


/s/ ROLF E. RUHFUS                                     Director
-----------------------------------
Rolf E. Ruhfus


/s/ SCOTT A. SCHOEN                                    Director
-----------------------------------
Scott A. Schoen

/s/ SCOTT M. SPERLING                             Director
----------------------------------
Scott M. Sperling


/s/ LYNN SWANN                                    Director
----------------------------------
Lynn Swann


/s/ SHERWOOD M. WEISER                            Director
----------------------------------
Sherwood M. Weiser

                                INDEX TO EXHIBITS


Exhibit
Number            Description of Exhibits
------            -----------------------

4.1* Second Amendment and Restatement of the Wyndham International, Inc. 1997 Incentive Plan

24.1*             Powers of Attorney (included on signature pages hereto)

__________________
* Filed herewith.